Exhibit 4.1

[Vignette]

COMMON STOCK

COMMON STOCK

KOP

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA

CUSIP 50060P 10 6

SEE REVERSE FOR CERTAIN DEFINITIONS

Koppers Holdings Inc.

THIS CERTIFIES THAT

IS THE OWNER OF

FULL-PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.01 EACH OF THE COMMON STOCK OF

Koppers Holdings Inc., transferable on the books of the Corporation by the holder in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, of the Corporation to all of which the holder by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the signatures of its duly authorized officers.

[Logo]

Dated:

[corporate seal]

FACSIMILE SIGNATURE TO APPEAR HERE

[SECRETARY]

FACSIMILE SIGNATURE TO APPEAR HERE

[CHIEF EXECUTIVE OFFICER]

COUNTERSIGNED AND REGISTERED:

MELLON INVESTOR SERVICES LLC

TRANSFER AGENT

AND REGISTRAR

BY

AUTHORIZED SIGNATURE

Koppers Holdings Inc.

The Corporation will furnish to any shareholder upon request and without charge a statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right

of survivorship and not as

tenants in common

UNIF GIFT MIN ACT–              Custodian

    (Cust) (Minor)

under Uniform Gifts to Minors

Act

(State)

UNIF TRF MIN ACT–              Custodian (until age             )

(Cust)

             under Uniform Transfers

(Minor)

to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received,              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

             shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint              Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.